Angel Oak Mortgage REIT, Inc. Reports Second Quarter 2026 Financial Results

ATLANTA – August 4, 2026 -- Angel Oak Mortgage REIT, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first and second lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, today reported financial results for the quarter ended June 30, 2026.

Second Quarter and Year to Date 2026 Highlights
•Q2 2026 GAAP net income of $3.4 million, or $0.14 per diluted share of common stock.
•Q2 2026 net interest income of $10.7 million, an increase of 8% versus Q2 2025 net interest income of $9.9 million.
•Net interest income of $22.9 million for the six months ended June 30, 2026, an increase of 14.1% compared to the six months ended June 30, 2025.
•Q2 2026 GAAP book value of $10.13 per share and economic book value of $12.24 per share, decreases of 1.7% and 0.3%, respectively, compared to the first quarter of 2026.
•Q2 2026 Distributable Earnings of $9.0 million, or $0.37 per diluted share of common stock.
•Declared a dividend of $0.32 per share of common stock, which will be paid on August 28, 2026, to common stockholders of record as of August 21, 2026.

Sreeni Prabhu, Chief Executive Officer and President of Angel Oak Mortgage REIT, Inc., said, “Our second quarter results demonstrated resilience amid an uncertain macroeconomic environment, highlighted by year-to-date growth of 21% in interest income and 14% in net interest income. Importantly, these results were supported by decisive actions we took during the quarter to strengthen the return profile, liquidity, and long-term durability of our portfolio. We monetized delevered retained bonds from a legacy securitization and redeployed that capital into higher-yielding newly originated loans, repurchased approximately $15 million of common stock from a pre-IPO investor at accretive levels, and secured additional spread reductions on our largest warehouse financing facility. Together, these opportunistic, prudent, and value-oriented actions demonstrate the discipline of our approach and the differentiated strengths of the Angel Oak platform. Looking ahead, we remain focused on the factors within our control: maintaining disciplined credit, expanding earnings, and staying active in the securitization market.”

Portfolio and Investment Activity
•During the quarter ended June 30, 2026, we purchased $204 million of newly-originated, current market coupon non-QM residential mortgage loans and home equity lines of credit ("HELOCs"), with a weighted average coupon of 7.34%, weighted average combined loan-to-value ratio (“CLTV”) of 70.5% and non-zero weighted average credit score of 759.
•As of June 30, 2026, the weighted average coupon of our residential whole loans portfolio was 7.51%, marking a 13 basis point increase compared to December 31, 2025.
•Subsequent to the quarter ended June 30, 2026, in July 2026, we issued AOMT 2026-3, a $279.6 million scheduled unpaid principal balance securitization backed by a pool of residential mortgage loans. We issued AOMT 2026-3 as the sole contributor in the securitization. We used the proceeds to repay outstanding debt of approximately $247.4 million, and the $22.3 million of cash released was used for new loan purchases and operational purposes.
•Additionally, subsequent to the quarter ended June 30, 2026, in August 2026, we participated in AOMT 2026-HB1, a $221.4 million scheduled unpaid principal balance securitization backed by HELOCs, contributing loans with a scheduled unpaid principal balance of $71.2 million.

Capital Markets Activity
As of June 30, 2026, the Company was a party to four loan financing lines which permit borrowings in an aggregate amount of up to $1.3 billion, of which approximately $365 million was drawn, leaving capacity of approximately $0.9 billion for new loan purchases.

Balance Sheet
•Target assets totaled $2.9 billion as of June 30, 2026
•The Company held residential mortgage whole loans awaiting securitization with fair value of $438.8 million as of June 30, 2026.
•As of June 30, 2026, the Company's recourse debt to equity ratio was 2.3x. The Company's recourse debt to equity ratio decreased to 1.0x following the AOMT 2026-3 and AOMT 2026-HB1 securitizations.

Dividend
On August 4, 2026, the Company declared a dividend of $0.32 per share of common stock, which will be paid on August 28, 2026, to common stockholders of record as of August 21, 2026.

Conference Call and Webcast Information
The Company will host a live conference call and webcast today, August 4, 2026 at 8:30 a.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.angeloakreit.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-800-717-1738
International: 1-646-307-1865

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Pass code: 1143169
The playback can be accessed through August 18, 2026.

Non-GAAP Metrics
Distributable Earnings is a non‑GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), excluding (1) unrealized gains and losses on our aggregate portfolio, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the incentive fee earned by Falcons I, LLC, our external manager (our “Manager”), (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distributable Earnings provides investors with a useful measure to facilitate comparisons of financial performance among our real estate investment trust (“REIT”) peers, but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to similar measures presented by other REITs.

Distributable Earnings Return on Average Equity is a non-GAAP measure and is defined as annual or annualized Distributable Earnings divided by average total stockholders’ equity. We believe that the presentation of Distributable Earnings Return on Average Equity provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. Additionally, we believe Distributable Earnings Return on Average Equity provides investors with additional detail on the Distributable Earnings generated by our invested equity capital. We believe Distributable Earnings Return on Average Equity as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings Return on Average Equity should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings Return on Average Equity may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings Return on Average Equity may not be comparable to similar measures presented by other REITs.

Economic book value is a non-GAAP financial measure of our financial position. To calculate our economic book value, the portions of our non-recourse financing obligation held at amortized cost are adjusted to fair value. These adjustments are also reflected in our end of period total stockholders’ equity. Management considers economic book value to provide investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for our legally held retained bonds, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for book value per share of common stock or stockholders’ equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition, or state other forward-looking information. The Company’s ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage REIT, Inc.
Angel Oak Mortgage REIT, Inc. is a real estate finance company focused on acquiring and investing in first and second lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with market leadership in mortgage credit that includes asset management, lending, and capital markets. Additional information about the Company is available at www.angeloakreit.com

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
INTEREST INCOME, NET
Interest income	$41,398	$35,094	$82,092	$67,961
Interest expense	30,656	25,154	59,240	47,934
NET INTEREST INCOME	$10,742	$9,940	$22,852	$20,027

REALIZED AND UNREALIZED GAINS (LOSSES), NET
Net realized gain (loss) on mortgage loans, derivative contracts, RMBS, and CMBS	$1,477	$(2,499)	$(1,244)	$(5,681)
Net unrealized gain (loss) on trading securities, mortgage loans, portion of debt at fair value option, and derivative contracts	(5,217)	(1,576)	(16,808)	15,049
TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET	$(3,740)	$(4,075)	$(18,052)	$9,368

EXPENSES
Operating expenses	$1,569	$1,334	$3,225	$2,536
Operating expenses incurred with affiliate	555	453	1,120	869
Stock compensation	423	296	847	533
Securitization costs	—	1,866	1,402	1,866
Management fee incurred with affiliate	1,102	1,149	2,231	2,293
Total operating expenses	$3,649	$5,098	$8,825	$8,097

NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS	$3,353	$767	$(4,025)	$21,298
Other comprehensive income (loss)	(3,304)	(491)	1,094	(1,186)
TOTAL COMPREHENSIVE INCOME (LOSS)	$49	$276	$(2,931)	$20,112

Basic earnings (loss) per common share	$0.14	$0.03	$(0.17)	$0.90
Diluted earnings (loss) per common share	$0.14	$0.03	$(0.17)	$0.89

Weighted average number of common shares outstanding:
Basic	23,955,243	23,524,735	24,354,079	23,460,798
Diluted	24,408,085	23,787,823	24,354,079	23,719,650

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except for share and per share data)

	As of:
	June 30, 2026	December 31, 2025
ASSETS
Residential mortgage loans - at fair value	$438,790	$294,134
Residential mortgage loans in securitization trusts - at fair value	2,132,720	2,076,776
RMBS - at fair value	308,086	280,005
Cash and cash equivalents	48,629	41,619
Restricted cash	3,426	3,666
Principal and interest receivable	16,464	10,354
TBA securities and interest rate futures contracts - at fair value	1,941	240
Other assets	41,456	42,984
Total assets	$2,991,512	$2,749,778

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Notes payable	$364,599	$218,757
Non-recourse securitization obligation, collateralized by residential mortgage loans in securitization trusts (see Note 2)	1,968,763	1,915,321
Securities sold under agreements to repurchase	70,540	54,041
Senior unsecured notes	89,480	89,023
TBA securities and interest rate futures contracts - at fair value	452	32
Due to broker	255,867	198,191
Accrued expenses	3,665	2,021
Accrued expenses payable to affiliate	439	783
Interest payable	1,986	3,423
Management fee payable to affiliate	856	663
Total liabilities	$2,756,647	$2,482,255

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, $0.01 par value. As of June 30, 2026: 350,000,000 shares authorized, 23,178,979 shares issued and outstanding. As of December 31, 2025: 350,000,000 shares authorized, 24,914,647 shares issued and outstanding.	230	249
Additional paid-in capital	460,442	474,577
Accumulated other comprehensive income (loss)	(220)	(1,314)
Retained earnings (deficit)	(225,587)	(205,989)
Total stockholders' equity	$234,865	$267,523
Total liabilities and stockholders' equity	$2,991,512	$2,749,778

Angel Oak Mortgage REIT, Inc.
Reconciliation of Net Income (Loss) to Distributable Earnings
and Distributable Earnings Return on Average Equity
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	(in thousands)
Net income (loss) allocable to common stockholders	$3,353	$767	$(4,025)	$21,298
Adjustments:
Net unrealized (gains) losses on trading securities	(638)	(4,898)	1,514	(3,866)
Net unrealized (gains) losses on derivatives	2,422	4,829	(1,281)	5,871
Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation	1,958	(546)	11,120	(16,204)
Net unrealized (gains) losses on residential loans	1,624	2,191	5,604	(850)
Net unrealized (gains) losses on commercial loans	(149)	—	(149)	—
Stock compensation expense	423	296	847	533
Distributable Earnings	$8,993	$2,639	$13,630	$6,782

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	($ in thousands)
Annualized Distributable Earnings	35,972	10,556	27,260	13,564
Average total stockholders’ equity	245,883	248,934	253,096	245,612
Distributable Earnings Return on Average Equity	14.6%	4.2%	10.8%	5.5%

Angel Oak Mortgage REIT, Inc.
Reconciliation of Stockholders’ Equity to Stockholders’ Equity Including Economic Book Value Adjustments
and Economic Book Value per Share of Common Stock
(Unaudited)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(in thousands, except for share and per share data)
GAAP total stockholders’ equity	$234,865	$256,902	$267,523	$264,165	$246,389
Adjustments:
Fair value adjustment for securitized debt held at amortized cost	48,833	48,958	48,789	52,770	61,846
Stockholders’ equity including economic book value adjustments	283,698	$305,860	$316,312	$316,935	$308,235

Number of shares of common stock outstanding at period end	23,178,979	24,914,647	24,914,647	24,914,035	23,765,202
Book value per share of common stock	10.13	$10.31	$10.74	$10.60	$10.37
Economic book value per share of common stock	12.24	$12.28	$12.70	$12.72	$12.97

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

IR Agency Contact:
Nick Teves or Joseph Caminiti, Alpha IR Group
312-445-2870
AOMR@alpha-ir.com

Company Contact:
KC Kelleher, Head of Corporate Finance & Investor Relations
404-528-2684
kc.kelleher@angeloakcapital.com